The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated December 15, 2022

JPMorgan Chase Financial Company LLC	December 2022

Pricing Supplement

Registration Statement Nos. 333-236659 and 333-236659-01

Dated December      , 2022

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Trigger PLUS Based on the Performance of the Common Stock of Apple Inc. due January 2, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Trigger PLUS will pay no interest and do not guarantee any return of your principal at maturity. At maturity, if the underlying stock has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying stock, subject to a maximum payment at maturity. If the underlying stock has depreciated in value but the final stock price is greater than or equal to the trigger level, investors will receive the stated principal amount of the Trigger PLUS at maturity. However, if the underlying stock has depreciated in value so that the final stock price is less than the trigger level, at maturity investors will lose a significant portion or all of their investment, resulting in a 1% loss for every 1% decline in the closing price of one share of the underlying stock over the term of the Trigger PLUS. The Trigger PLUS are for investors who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature that applies to a limited range of positive performance of the underlying stock. The Trigger PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the Trigger PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the Trigger PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the Trigger PLUS. The investor may lose some or all of the stated principal amount of the Trigger PLUS.

SUMMARY TERMS
Issuer:		JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:		JPMorgan Chase & Co.
Underlying stock:		Common stock of Apple Inc. (Bloomberg ticker: AAPL UW Equity)
Aggregate principal amount:		$
Payment at maturity:		If the final stock price is greater than the initial stock price, for each $10 stated principal amount Trigger PLUS:
$10 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
If the final stock price is less than or equal to the initial stock price but is greater than or equal to the trigger level, for each $10 stated principal amount Trigger PLUS:
$10
If the final stock price is less than the trigger level, for each $10 stated principal amount Trigger PLUS:
$10 × stock performance factor
This amount will be less than the stated principal amount of $10 per Trigger PLUS and will represent a loss of more than 20%, and possibly all, of your investment.
Leveraged upside payment:		$10 × leverage factor × stock percent increase
Stock percent increase:		(final stock price – initial stock price) / initial stock price
Initial stock price:		The closing price of one share of the underlying stock on the pricing date
Final stock price:		The closing price of one share of the underlying stock on the valuation date
Stock adjustment factor:		The stock adjustment factor is referenced in determining the closing price of one share of the underlying stock and is set initially at 1.0 on the pricing date. The stock adjustment factor is subject to adjustment in the event of certain corporate events affecting the underlying stock.
Trigger level:		80% of the initial stock price
Leverage factor:		150%
Stock performance factor:		final stock price / initial stock price
Maximum payment at maturity:		At least $12.855 (at least 128.55% of the stated principal amount) per Trigger PLUS. The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $12.855 per Trigger PLUS.
Stated principal amount:		$10 per Trigger PLUS
Issue price:		$10 per Trigger PLUS (see “Commissions and issue price” below)
Pricing date:		December , 2022 (expected to price on or about December 16, 2022)
Original issue date (settlement date):		December , 2022 (3 business days after the pricing date)
Valuation date:		December 26, 2023, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Underlying (Other Than a Commodity Index)” in the accompanying product supplement
Maturity date:		January 2, 2024, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
CUSIP / ISIN:		48133K716 / US48133K7164
Listing:		The Trigger PLUS will not be listed on any securities exchange.
Agent:		J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Trigger PLUS	$10.00	$0.175(2)	$9.775
$0.05(3)
Total	$	$	$
(1)	See “Additional Information about the Trigger PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the Trigger PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $0.175 per $10 stated principal amount security. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount security

If the Trigger PLUS priced today and assuming a maximum payment at maturity equal to the minimum listed above, the estimated value of the Trigger PLUS would be approximately $9.701 per $10 stated principal amount Trigger PLUS. The estimated value of the Trigger PLUS on the pricing date will be provided in the pricing supplement and will not be less than $9.50 per $10 stated principal amount Trigger PLUS. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document for additional information.

Investing in the Trigger PLUS involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Risk Factors” beginning on page 6 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Trigger PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Trigger PLUS” at the end of this document.

Product supplement no. MS-1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

Prospectus supplement and prospectus, each dated April 8, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of the Common Stock of Apple Inc. due January 2, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Trigger PLUS Based on the Performance of the Common Stock of Apple Inc. due January 2, 2024 (the “Trigger PLUS”) can be used:

▪	As an alternative to direct exposure to the underlying stock that enhances returns for a certain range of positive performance of the underlying stock.
▪	To potentially achieve similar levels of upside exposure to the underlying stock as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.
▪	To provide limited market downside protection against loss of principal in the event of a decline of the underlying stock but only if the final stock price is greater than or equal to the trigger level.

Maturity:	Approximately 1 year
Leverage factor:	150% (applicable only if the final stock price is greater than the initial stock price)
Trigger level:	80% of the initial stock price
Maximum payment at maturity:	At least $12.855 (at least 128.55% of the stated principal amount) per Trigger PLUS. The actual maximum payment at maturity will be provided in the pricing supplement.
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.

Supplemental Terms of the Trigger PLUS

For purposes of the accompanying product supplement, the underlying stock is a “Reference Stock.”

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JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of the Common Stock of Apple Inc. due January 2, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

Trigger PLUS offer leveraged exposure to an underlying asset, which may be equities, commodities and/or currencies, while providing limited protection against negative performance of the underlying asset. In exchange for enhanced returns from any positive performance of the underlying asset, investors are exposed to the risk of loss or some or all of their investment due to the trigger feature. At maturity, if the underlying asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the underlying asset has depreciated but is at or above the trigger level, investors will receive the stated principal amount of their investment. At maturity, if the underlying asset has depreciated below the trigger level, investors are fully exposed to the negative performance of the underlying asset. Investors may lose some or all of the stated principal amount of the Trigger PLUS.

Leveraged Performance	The Trigger PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the underlying stock.
Trigger Feature	At maturity, even if the underlying index has declined over the term of the Trigger PLUS, investors will receive their stated principal amount but only if the final stock price is greater than or equal to the trigger level.
Upside Scenario	The final stock price is greater than the initial stock price and, at maturity, the Trigger PLUS pay the stated principal amount of $10 plus a return equal to 150% of the stock percent increase, subject to the maximum payment at maturity of at least $12.855 (at least 128.55% of the stated principal amount) per Trigger PLUS. The actual maximum payment at maturity will be provided in the pricing supplement.
Par Scenario	The final stock price is less than or equal to the initial stock price but is greater than or equal to the trigger level. In this case, the Trigger PLUS pay the stated principal amount of $10 per Trigger PLUS at maturity even when the underlying stock has depreciated.
Downside Scenario	The final stock price is less than the trigger level. In this case, the Trigger PLUS pay an amount that is over 20% less than the stated principal amount and this decrease will be by an amount that is proportionate to the percentage decline of the final stock price from the initial stock price. (Example: if the underlying stock decreases in value by 30%, the Trigger PLUS will pay an amount that is less than the stated principal amount by 30%, or $7 per Trigger PLUS.)
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JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of the Common Stock of Apple Inc. due January 2, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Trigger PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Trigger PLUS based on the following terms:

Stated principal amount:	$10 per Trigger PLUS
Leverage factor:	150%
Trigger level:	80% of the initial stock price
Hypothetical maximum payment at maturity:	$12.855 (128.55% of the stated principal amount) per Trigger PLUS (which represents the lowest hypothetical maximum payment at maturity)*

*The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $12.855 per Trigger PLUS.

Trigger PLUS Payoff Diagram

How it works

▪	Upside Scenario. Under the hypothetical terms of the Trigger PLUS, if the final stock price is greater than the initial stock price, for each $10 principal amount Trigger PLUS, investors will receive the $10 stated principal amount plus a return equal to 150% of the appreciation of the underlying stock over the term of the Trigger PLUS, subject to the maximum payment at maturity. Under the hypothetical terms of the Trigger PLUS, an investor will realize the hypothetical maximum payment at maturity at a final stock price of approximately 119.0334% of the initial stock price.
▪	Par Scenario. If the final stock price is less than or equal to the initial stock price but is greater than or equal to the trigger level, investors will receive the stated principal amount of $10 per Trigger PLUS.
▪	For example, if the underlying stock depreciates 5%, investors will receive the $10 stated principal amount.
▪	Downside Scenario. If the final stock price is less than the trigger level, investors will receive an amount that is significantly less than the stated principal amount by an amount proportionate to the percentage decrease of the final stock price from the initial stock price. This amount will be less than 80% of the stated principal amount per Trigger PLUS.
▪	For example, if the underlying stock depreciates 50%, investors will lose 50% of their principal and receive only $5 per Trigger PLUS at maturity, or 50% of the stated principal amount.
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Trigger PLUS Based on the Performance of the Common Stock of Apple Inc. due January 2, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The hypothetical returns and hypothetical payments on the Trigger PLUS shown above apply only if you hold the Trigger PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

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JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of the Common Stock of Apple Inc. due January 2, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” of the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

Risks Relating to the Trigger PLUS Generally

▪	The Trigger PLUS do not pay interest or guarantee the return of any principal and your investment in the Trigger PLUS may result in a loss. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final stock price is less than the trigger level (which is 80% of the initial stock price), the payment at maturity will be an amount in cash that is over 20% less than the stated principal amount of each Trigger PLUS, and this decrease will be by an amount that is proportionate to the decrease in the value of the underlying stock and may be zero. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.
▪	The appreciation potential of the Trigger PLUS is limited by the maximum payment at maturity. The appreciation potential of the Trigger PLUS is limited by the maximum payment at maturity of at least $12.855 (at least 128.55% of the stated principal amount) per Trigger PLUS. The actual maximum payment at maturity will be provided in the pricing supplement. Because the maximum payment at maturity will be limited to at least 128.55% of the stated principal amount for the Trigger PLUS, any increase in the final stock price by more than approximately 19.0334% (if the maximum payment at maturity is set at 128.55% of the stated principal amount) will not further increase the return on the Trigger PLUS.
▪	The Trigger PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the Trigger PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the Trigger PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the Trigger PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the Trigger PLUS. If these affiliates do not make payments to us and we fail to make payments on the Trigger PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	The benefit provided by the trigger level may terminate on the valuation date. If the final stock price is less than the trigger level, the benefit provided by the trigger level will terminate and you will be fully exposed to any depreciation of the underlying stock.
▪	Secondary trading may be limited. The Trigger PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. JPMS may act as a market maker for the Trigger PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Trigger PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Trigger PLUS.
▪	The final terms and estimated valuation of the Trigger PLUS will be provided in the pricing supplement. The final terms of the Trigger PLUS will be provided in the pricing supplement. In particular, each of the estimated value of the Trigger PLUS and the maximum payment at maturity will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the Trigger PLUS based on the minimums for the estimated value of the Trigger PLUS and the maximum payment at maturity.
▪	The tax consequences of an investment in the Trigger PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Trigger PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the
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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

treatment of the Trigger PLUS described in “Additional Information about the Trigger PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the Trigger PLUS, the timing and character of any income or loss on the Trigger PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Trigger PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Trigger PLUS, including acting as calculation agent and as an agent of the offering of the Trigger PLUS, hedging our obligations under the Trigger PLUS and making the assumptions used to determine the pricing of the Trigger PLUS and the estimated value of the Trigger PLUS, which we refer to as the estimated value of the Trigger PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Trigger PLUS. The calculation agent will determine the initial stock price, the trigger level and the final stock price and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and any anti-dilution adjustments, may affect the payment to you at maturity. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Trigger PLUS and the value of the Trigger PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Trigger PLUS could result in substantial returns for us or our affiliates while the value of the Trigger PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.
▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Trigger PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Trigger PLUS on or prior to the pricing date and prior to maturity could adversely affect the value of the underlying stock and, as a result, could decrease the amount an investor may receive on the Trigger PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial stock price and the trigger level and, therefore, could potentially increase the price that the final stock price must reach before you receive a payment at maturity that exceeds the issue price of the Trigger PLUS or so that you do not suffer a loss on your initial investment in the Trigger PLUS. Additionally, these hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the final stock price and, accordingly, the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Trigger PLUS declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS

▪	The estimated value of the Trigger PLUS will be lower than the original issue price (price to public) of the Trigger PLUS. The estimated value of the Trigger PLUS is only an estimate determined by reference to several factors. The original issue price of the Trigger PLUS will exceed the estimated value of the Trigger PLUS because costs associated with selling, structuring and hedging the Trigger PLUS are included in the original issue price of the Trigger PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS and the estimated cost of hedging our obligations under the Trigger PLUS. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document.
▪	The estimated value of the Trigger PLUS does not represent future values of the Trigger PLUS and may differ from others’ estimates. The estimated value of the Trigger PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the Trigger PLUS is
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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Trigger PLUS that are greater than or less than the estimated value of the Trigger PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Trigger PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Trigger PLUS from you in secondary market transactions. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document.

▪	The estimated value of the Trigger PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the Trigger PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Trigger PLUS as well as the higher issuance, operational and ongoing liability management costs of the Trigger PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Trigger PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Trigger PLUS and any secondary market prices of the Trigger PLUS. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document.
▪	The value of the Trigger PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Trigger PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Trigger PLUS will be partially paid back to you in connection with any repurchases of your Trigger PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Trigger PLUS — Secondary market prices of the Trigger PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your Trigger PLUS during this initial period may be lower than the value of the Trigger PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the Trigger PLUS will likely be lower than the original issue price of the Trigger PLUS. Any secondary market prices of the Trigger PLUS will likely be lower than the original issue price of the Trigger PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Trigger PLUS. As a result, the price, if any, at which JPMS will be willing to buy Trigger PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Trigger PLUS.

The Trigger PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Trigger PLUS to maturity. See “— Risks Relating to the Trigger PLUS Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the Trigger PLUS will be impacted by many economic and market factors. The secondary market price of the Trigger PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the price of one share of the underlying stock, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility in the prices of the underlying stock;
o	the time to maturity of the Trigger PLUS;
o	the dividend rate on the underlying stock;
o	interest and yield rates in the market generally;
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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

o	the occurrence of certain events affecting the issuer of the underlying stock that may or may not require an adjustment to the stock adjustment factor, including a merger or acquisition; and

o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Trigger PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Trigger PLUS, if any, at which JPMS may be willing to purchase your Trigger PLUS in the secondary market.

Risks Relating to the Underlying Stock

▪	Investing in the Trigger PLUS is not equivalent to investing in the common stock of Apple Inc. Investors in the Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock.
▪	No affiliation with Apple Inc. Apple Inc. is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the Trigger PLUS. We have not made any due diligence inquiry with respect to Apple Inc. in connection with this offering.
▪	We may engage in business with or involving Apple Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Apple Inc. without regard to your interests and thus may acquire non-public information about Apple Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Apple Inc., which may or may not recommend that investors buy or hold the underlying stock.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the Trigger PLUS. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Trigger PLUS or the underlying stock, or engaging in transactions in them, and any such action could adversely affect the value of the Trigger PLUS or the underlying stock. These legislative and regulatory actions could result in restrictions on the Trigger PLUS or the delisting of the underlying stock. You may lose a significant portion or all of your initial investment in the Trigger PLUS, including if the underlying stock is delisted or if you are forced to divest the Trigger PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the Trigger PLUS has declined.
▪	The anti-dilution protection for the underlying stock is limited and may be discretionary. The calculation agent will make adjustments to the stock adjustment factor and other adjustments for certain corporate events affecting the underlying stock. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Trigger PLUS may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the Trigger PLUS in making these determinations.
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JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of the Common Stock of Apple Inc. due January 2, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Apple Inc. Overview

Apple Inc. designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories and sells a variety of related services. The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is listed on The NASDAQ Stock Market. Information provided to or filed with the SEC by Apple Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-36743 through the SEC’s website at www.sec.gov.

Information as of market close on December 14, 2022:

Bloomberg Ticker Symbol:	AAPL	52 Week High (on 1/3/2022):	$182.01
Current Closing Price:	$143.21	52 Week Low (on 6/16/2022):	$130.06
52 Weeks Ago (on 12/14/2021):	$174.33

The table below sets forth the published high and low closing prices of, end-of-quarter closing prices of, as well as dividends on, the underlying stock for each quarter in the period from January 1, 2017 through December 14, 2022. The associated graph following the table shows the closing prices of the underlying stock for each day in the same period. The closing price of the underlying stock on December 14, 2022 was $143.21. We obtained the closing price information above and the information in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the underlying stock has experienced significant fluctuations. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including on the valuation date.

Common Stock of Apple Inc.	High	Low	Period End	Dividends (Declared)
2017
First Quarter	$36.03	$29.01	$35.92	$0.1425
Second Quarter	$39.03	$35.17	$36.01	$0.1575
Third Quarter	$41.01	$35.68	$38.53	$0.1575
Fourth Quarter	$44.11	$38.37	$42.31	$0.1575
2018
First Quarter	$45.43	$38.79	$41.95	$0.1575
Second Quarter	$48.50	$40.58	$46.28	$0.1825
Third Quarter	$57.09	$45.98	$56.44	$0.1825
Fourth Quarter	$58.02	$36.71	$39.44	$0.1825
2019
First Quarter	$48.77	$35.55	$47.49	$0.1825
Second Quarter	$52.94	$43.33	$49.48	$0.1925
Third Quarter	$55.99	$48.34	$55.99	$0.1925
Fourth Quarter	$73.41	$54.74	$73.41	$0.1925
2020
First Quarter	$81.80	$56.09	$63.57	$0.1925
Second Quarter	$91.63	$60.23	$91.20	$0.2050
Third Quarter	$134.18	$91.03	$115.81	$0.2050
Fourth Quarter	$136.69	$108.77	$132.69	$0.2050
2021
First Quarter	$143.16	$116.36	$122.15	$0.2050
Second Quarter	$136.96	$122.77	$136.96	$0.2200
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Trigger PLUS Based on the Performance of the Common Stock of Apple Inc. due January 2, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Stock of Apple Inc.	High	Low	Period End	Dividends (Declared)
Third Quarter	$156.69	$137.27	$141.50	$0.2200
Fourth Quarter	$180.33	$139.14	$177.57	$0.2200
2022
First Quarter	$182.01	$150.62	$174.61	$0.2200
Second Quarter	$178.44	$130.06	$136.72	$0.2300
Third Quarter	$174.55	$138.20	$138.20	$0.2300
Fourth Quarter (through December 14, 2022)	$155.74	$134.87	$143.21	$0.2300

We make no representation as to the amount of dividends, if any, that Apple Inc. may pay in the future. In any event, as an investor in the Trigger PLUS, you will not be entitled to receive dividends, if any, that may be payable on the underlying stock.

The Common Stock of Apple Inc. – Daily Closing Prices January 3, 2017 to December 14, 2022*

Price ($)
200
180
160
140
120
100
80
60
40
20
0
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Source: Bloomberg

*The dotted line in the graph indicates the hypothetical trigger level, equal to 80% of the closing price of the underlying stock on December 14, 2022. The actual trigger level will be based on the closing price of the underlying stock on the pricing date.

This document relates only to the Trigger PLUS offered hereby and does not relate to the underlying stock or other securities of Apple Inc. We have derived all disclosures contained in this document regarding the underlying stock from the publicly available documents described in the first paragraph under this “Apple Inc. Overview” section, without independent verification. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Apple Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Apple Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Apple Inc. Overview” section) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we price the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Apple Inc. could affect the value received at maturity, if any, with respect to the Trigger PLUS and therefore the trading prices of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying stock.

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JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of the Common Stock of Apple Inc. due January 2, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 100 Trigger PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the Trigger PLUS:

The estimated value of the Trigger PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Trigger PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Trigger PLUS. The estimated value of the Trigger PLUS does not represent a minimum price at which JPMS would be willing to buy your Trigger PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the Trigger PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Trigger PLUS as well as the higher issuance, operational and ongoing liability management costs of the Trigger PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Trigger PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Trigger PLUS and any secondary market prices of the Trigger PLUS. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — The estimated value of the Trigger PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the Trigger PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the Trigger PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — The estimated value of the Trigger PLUS does not represent future values of the Trigger PLUS and may differ from others’ estimates” in this document.

The estimated value of the Trigger PLUS will be lower than the original issue price of the Trigger PLUS because costs associated with selling, structuring and hedging the Trigger PLUS are included in the original issue price of the Trigger PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS and the estimated cost of hedging our obligations under the Trigger PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the Trigger PLUS may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — The estimated value of the Trigger PLUS will be lower than the original issue price (price to public) of the Trigger PLUS” in this document.

Secondary market prices of the	For information about factors that will impact any secondary market prices of the Trigger PLUS, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market

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JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of the Common Stock of Apple Inc. due January 2, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Trigger PLUS:	Prices of the Securities — Secondary market prices of the Trigger PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Trigger PLUS will be partially paid back to you in connection with any repurchases of your Trigger PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the Trigger PLUS. The length of any such initial period reflects the structure of the Trigger PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Trigger PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — The value of the Trigger PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Trigger PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-II. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Trigger PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your Trigger PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your Trigger PLUS should be treated as long-term capital gain or loss if you hold your Trigger PLUS for more than a year, whether or not you are an initial purchaser of Trigger PLUS at the issue price. However, the IRS or a court may not respect this treatment of the Trigger PLUS, in which case the timing and character of any income or loss on the Trigger PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2025 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the Trigger PLUS with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the Trigger PLUS. You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

Supplemental use of proceeds and hedging:

The Trigger PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Trigger PLUS. See “How the Trigger PLUS Work” in this document for an illustration of the risk-return profile of the Trigger PLUS and “Apple Inc. Overview” in this document for a description of the market exposure provided by the Trigger PLUS.

The original issue price of the Trigger PLUS is equal to the estimated value of the Trigger PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers

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JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of the Common Stock of Apple Inc. due January 2, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS, plus the estimated cost of hedging our obligations under the Trigger PLUS.
Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.

Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Trigger PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each Trigger PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Trigger PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the Trigger PLUS will be made against payment for the Trigger PLUS on or about the original issue date set forth on the front cover of this document, which will be the third business day following the pricing date of the Trigger PLUS (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade Trigger PLUS on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Canada

The Trigger PLUS may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario) (the “OSA”), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI-33-103”).

Accordingly, by placing a purchase order for Trigger PLUS, each purchaser of Trigger PLUS in Canada will be deemed to have represented to the issuer, the guarantor and each agent and dealer participating in the sale of the Trigger PLUS that such purchaser:

•      is an “accredited investor” as defined in section 1.1 of NI 45-106 or subsection 73.3(1) of the OSA and is either purchasing the Trigger PLUS as principal for its own account, or is deemed to be purchasing the Trigger PLUS as principal by applicable law;

•      is a “permitted client” as defined in section 1.1 of NI 31-103 and, in particular, if the purchaser is an individual, he or she beneficially owns financial assets (as defined in section 1.1 of NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD$5,000,000;

•      is not a company or other entity created or being used solely to purchase or hold Trigger PLUS as an “accredited investor”; and

•      is not an “insider” of the issuer or the guarantor and is not registered as a dealer, adviser or otherwise under the securities laws of any province or territory of Canada.

The Trigger PLUS are being distributed in Canada on a private placement basis only and therefore any resale of the Trigger PLUS must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Each of the issuer and the guarantor is not a reporting issuer in any province or territory in Canada and the Trigger PLUS are not listed on any stock exchange in Canada and there is currently no public market for the Trigger PLUS in Canada. Each of the issuer and the guarantor currently has no intention of becoming a reporting issuer in Canada, filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the Trigger PLUS to the public, or listing its Trigger PLUS on any stock exchange in Canada. Canadian purchasers are advised to seek legal advice prior to any resale of the Trigger PLUS.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto)

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JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of the Common Stock of Apple Inc. due January 2, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

The issuer, the guarantor, the agents and the dealers are relying on the statutory exemption contained in section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), which provides that the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering are not applicable.

By purchasing Trigger PLUS, the purchaser acknowledges that the issuer, the guarantor, the agents and the dealers and their respective agents and advisers may each collect, use and disclose its name, telephone number, address, the number and value of any Trigger PLUS purchased and other specified personally identifiable information (the “personal information”), including the principal amount of Trigger PLUS that it has purchased and whether the purchaser is an “insider” of the issuer or the guarantor or a “registrant” for purposes of meeting legal, regulatory and audit requirements and as otherwise permitted or required by law or regulation. By purchasing Trigger PLUS, the purchaser consents to the foregoing collection, use and disclosure of the personal information pertaining to the purchaser.

Furthermore, by purchasing Trigger PLUS, the purchaser acknowledges that the personal information concerning the purchaser (A)
will be disclosed to the relevant Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable securities and freedom of information laws and the purchaser consents to the disclosure of the personal information; (B)
is being collected indirectly by the applicable Canadian securities regulatory authority under the authority granted to it in securities legislation; and (C)
is being collected for the purposes of the administration and enforcement of the applicable Canadian securities legislation. By purchasing Trigger PLUS, the purchaser shall be deemed to have authorized such indirect collection of the personal information by the relevant Canadian securities regulatory authorities.

Questions about the indirect collection of personal information should be directed to the securities regulatory authority in the province of the purchaser, using the following contact information: in British Columbia, the British Columbia Securities Commission can be contacted at P.O. Box 10142, Pacific Center, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2 or at (604) 899-6500 or 1-800-373-6393; in Alberta, the Alberta Securities Commission can be contacted at Suite 600, 250 – 5th Street SW, Calgary, Alberta T2P 0R4 or at (403) 297-6454 or 1-877-355-0585; in Saskatchewan, the Financial and Consumer Affairs Authority of Saskatchewan can be contacted at Suite 601 – 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2 or at (306) 787-5842; in Manitoba, The Manitoba Securities Commission can be contacted at 500 – 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5 or at (204) 945-2561 or 1-800-655-5244; in Ontario, the Ontario Securities Commission can be contacted at 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8 or at (416) 593-8314 or 1-877-785-1555; in Québec, the Autorité des marchés financiers can be contacted at 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3 or at (514) 395-0337 or 1-877-525-0337; in New Brunswick, the Financial and Consumer Services Commission (New Brunswick) can be contacted at 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2 or at (506) 658-3060 or 1-866-933-2222; in Nova Scotia, the Nova Scotia Securities Commission can be contacted at Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8 or at (902) 424-7768; in Prince Edward Island, the Prince Edward Island Securities Office can be contacted at 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8 or at (902) 368-4569; and in Newfoundland and Labrador, the Director of Securities of the Government of Newfoundland and Labrador’s Financial Services Regulation Division can be contacted at P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John's, Newfoundland and Labrador A1B 4J6 or at (709) 729-4189; and (b) has authorized the indirect collection of the personal information by the securities regulatory authority or regulator in the local jurisdiction.

The purchaser acknowledges that each of the issuer and the guarantor is an entity formed under the laws of a jurisdiction outside of Canada. Some or all of the managers and officers of the issuer or the guarantor may be located outside Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon such entity or such persons. All or a substantial portion of the assets of each of the issuer and the guarantor

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment in Canada against the issuer, the guarantor or their respective directors and officers or to enforce a judgment obtained in Canadian courts against the issuer, the guarantor or such persons outside of Canada. The Trigger PLUS will not be governed by the laws of any province or territory of Canada. Accordingly, it may not be possible to enforce Trigger PLUS in accordance with their terms in a Canadian court.

This document does not address the Canadian tax consequences of ownership of Trigger PLUS. Prospective purchasers should consult their own tax advisors with respect to the Canadian and other tax considerations applicable to them.

Supplemental information about the form of the Trigger PLUS:	The Trigger PLUS will initially be represented by a type of global security that we refer to as a master note. A master note represents multiple securities that may be issued at different times and that may have different terms. The trustee and/or paying agent will, in accordance with instructions from us, make appropriate entries or notations in its records relating to the master note representing the Trigger PLUS to indicate that the master note evidences the Trigger PLUS.
Where you can find more information:

You may revoke your offer to purchase the Trigger PLUS at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Trigger PLUS prior to their issuance. In the event of any changes to the terms of the Trigger PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these Trigger PLUS are a part, and the more detailed information contained in the accompanying product supplement.

This document, together with the documents listed below, contains the terms of the Trigger PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the Trigger PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Trigger PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

• Prospectus supplement and prospectus, each dated April 8, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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